EXHIBIT 99.3

AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     Reference is made to the Agreement dated and effective as of December 12, 1991 by and between Rockland Trust Company, a Massachusetts trust company (the “Company”), Independent Bank Corp., a Massachusetts corporation (“IBC”), and Douglas H. Philipsen of Duxbury, Massachusetts (the “Executive”), as amended by a certain Amendment to Employment Agreement dated as of February 3, 1993, and as amended and restated as of June 21, 1994, and as further amended by a certain Amendment No. 1 to Amended and Restated Employment Agreement dated as of January 12, 1995, and as further amended by Amendment No. 2 to Amended and Restated Employment Agreement dated as of October 17, 1995 and as further amended and restated by the Second Amended and Restated Employment Agreement dated February 21, 1996, and as further amended and restated by the Third Amended and Restated Employment Agreement dated June 25, 1997 as amended by a certain Amendment No. 1 to Third Amended and Restated Employment Agreement dated as of July 9, 1998 (the “Employment Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

W I T N E S S E T H

     WHEREAS, the Executive and the Company are desirous of amending certain provisions of the Employment Agreement to reflect the Executive’s new position with the Company and IBC;

     WHEREAS, the Executive and the Company are desirous of amending the Employment Agreement as set forth herein.

     NOW THEREFORE, in consideration of mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.     Sections 1(b) and (c) of the Employment Agreement are hereby amended and restated to read as follows:

     (b)     Position and Duties/Company.

               (i)      Chairman of the Board. Throughout the Term of this Agreement, the Executive (i) agrees to serve as Chairman of the Board of Directors of the Company and to perform such reasonable duties consistent with such position as may be delineated in the By-Laws of the Company and as may be assigned to him from time to time by the Board of Directors of the Company (the “Board”), (ii) shall be given such authority as is appropriate to carry out the duties described above, it being understood that, in his capacity as Chairman of the Board of the Company, his duties shall be consistent in scope, prestige and authority with the customary duties of a Chairman of the Board of a comparable corporation.

               (ii)     Chief Executive Officer. The Executive agrees to serve as Chief Executive Officer of the Company and to perform such reasonable duties consistent with such position as may be delineated in the By-laws of the Company and as may be assigned to him from time to time by the Company’s Board of Directors, until February 24, 2003, on which date the Executive’s position as Chief Executive Officer shall terminate without notice and without further action of any kind by any party to this Agreement.

           (c)    Position and Duties/IBC.

                   (i)     Chairman of the Board. Throughout the Term of this Agreement, the Executive agrees to serve as the Chairman of the Board of IBC and to perform such reasonable duties consistent with such position as may be delineated in the By-Laws of IBC and as may be assigned to him from time to time by the Board of Directors of IBC (the “IBC Board”).

                    (ii)    Chief Executive Officer. The Executive agrees to serve as Chief Executive Officer of IBC and to perform such reasonable duties consistent with such position as may be delineated in the By-laws of IBC and as may be assigned to him from time to time by IBC’s Board of Directors, until February 24, 2003, on which date the Executive’s position as Chief Executive Officer shall terminate without notice and without further action of any kind by any party to this Agreement.

     2.     Section 2 of the Employment Agreement is hereby amended and restated to read as follows:

             Section 2.   Term of Employment.

             The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept such employment in the capacity set forth herein, for a period commencing January 9, 2003 (“Commencement Date”) and ending June 30, 2003. The term of this Agreement, as hereinabove defined shall hereinafter be referred to as the “Term”.

     3.     Section 6(a)(iv) of the Employment Agreement is hereby amended and restated to read as follows:

             (a)    Termination for Cause; Resignation Without Good Reason.

                    (iv)    Resignation for “Good Reason” shall mean the resignation of the Executive after (A) the Company or IBC, without the express written consent of the Executive, materially breaches this Agreement to the substantial detriment of the Executive; or (B) a Change of Control as defined in Section 6(c) below; provided, however, that, in the case of resignation pursuant to clause (A) above, the Executive shall give the Company or IBC, as the case may be, 30 business days’ written notice thereof and, during such 30 day period, an opportunity to cure provided further, however, that nothing in this Section 6(a)(iv) shall extend the Term of this Agreement beyond June 30, 2003.

     4.     Section 6(c) of the Employment Agreement is hereby amended and restated to read as follows:

           (c)    Change in Control.

                   (i)    If during the Term of this Agreement any of the events constituting a Change of Control (as such term is defined in Section 6(c)(ii) hereof) shall be deemed to have occurred, the Executive shall be entitled (A) to receive his then current Base Salary for a period of thirty-six (36) months following the date of termination of this Agreement (which date of termination shall be the earlier of the effective date of Executive’s resignation under Section 6(a)(iv)(B), if the Executive resigns as a result of the Change of Control, or June 30, 2003) and to receive an amount equal to two (2) times the greater of (a) the aggregate amount of payments made to the Executive during the twelve (12) months preceding the date of termination of this Agreement, or (b) the aggregate amount of payments made to the Executive during the twelve (12) months preceding the Change of Control, in each case pursuant to any bonus or incentive compensation plan, including without limitation, the Rockland Trust Company Officer and Executive Incentive Compensation Plan, as amended from time to time, in each case payable in a lump sum cash payment immediately following such termination, and (B)(1) to continue participation in the plans and arrangements described in clauses (b) and (f) of Section 5 hereof (to the extent permissible by law and the terms of such plans and arrangements) for the period of thirty-six (36) months after such termination of this Agreement (the “Benefits Period”), or (B)(2) at the election of the Executive at any time following termination of this Agreement and during the Benefits Period, to receive a gross bonus payment in an amount which after payment therefrom of all applicable federal and state income and employment taxes, will equal the cost to the Company at the time of the Executive’s election, attributable to the Executive’s participation in the plans and arrangements described in clauses (b) and (f) of Section 5 hereof for the Benefits Period less any portion thereof in which the Executive has continued his participation in such plans and arrangements described in clauses (b) and (f) of Section 5 hereof in accordance with Section 6(c)(i)(B)(1) above; which payment shall be due following termination of this Agreement immediately upon the Executive’s delivery of written notice to the Company of his election pursuant to Section 6(c)(i)(B)(2), and (C) to have all stock options which have been granted to the Executive to immediately become fully exercisable and to remain exercisable for a period of three (3) months after the termination of this Agreement, to the extent permissible under the terms of the Plans and the relevant stock option agreement(s).

                   (ii)    A “Change of Control” shall be deemed to have occurred if, subsequent to the date hereof and during the Term of this Agreement (A) any “person” (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of either (x) a majority of the outstanding common stock of IBC or the Company, or (y) securities of either IBC or the Company representing a majority of the combined voting power of the then outstanding voting securities of either IBC or the Company, respectively, or (B) during any period of two consecutive years following the date hereof, individuals who at the beginning of any such two year period constitute the Board of Directors of IBC cease, at any time after the beginning of such period, for any reason to constitute a majority of the Board of Directors of IBC, unless the election of each new director was nominated or approved by at least two-thirds of the directors of the Board then still in office who were either directors at the beginning of such two year period or whose election or whose nomination for election was previously so approved.

                   (iii)    If, as of the date of termination of this Agreement (which means the earlier of the effective date of the Executive’s resignation under Section 6(a)(iv)(A), if the Executive resigns for Good Reason, or June 30, 2003), IBC or the Company has entered into a written confidentiality agreement, letter of intent or similar written agreement with a third party, and such third party completes a transaction with the Company and/or IBC that constitutes a Change of Control under Section 6(c)(ii)(A) within twelve (12) months following the date of termination of this Agreement (the date of completion of such transaction being referred to as the “Closing Date”), then (A) the Executive shall be entitled to receive his Base Salary (measured as of the date of termination of this Agreement) for a period of thirty-six (36) months following the Closing Date and to receive an amount equal to two (2) times the aggregate amount of payments made to the Executive during the twelve (12) months preceding the date of termination of this Agreement pursuant to any bonus or incentive compensation plan, including without limitation, the Rockland Trust Company Officer and Executive Incentive Compensation Plan, as amended from time to time, payable in a lump sum cash payment immediately following the Closing Date; and (B) if the Executive is, as of the Closing Date, participating in the plans and arrangements described in clauses (b) and (f) of Section 5 hereof, then the Executive shall be (x) permitted to continue participation in such plans and arrangements (to the extent permissible by law and the terms of such plans and arrangements) for the period of thirty-six (36) months after the Closing Date (the “Benefits Period”), or (y) at the election of the Executive at any time following the Closing Date and during the Benefits Period, to receive a gross payment in an amount which after payment therefrom of all applicable federal and state income and employment taxes, will equal the cost to the Company at the time of the Executive’s election, attributable to the Executive’s participation in the plans and arrangements described in clauses (b) and (f) of Section 5 hereof for the Benefits Period less any portion thereof in which the Executive has continued his participation in such plans and arrangements described in clauses (b) and (f) of Section 5 hereof in accordance with Section 6(c)(iii)(B)(x) above; which payment shall be due following the Closing Date upon the Executive’s delivery of written notice to the Company of his election pursuant to Section 6(c)(iii)(B)(y); or (C) if the Executive is not, as of the Closing Date, participating in the plans and arrangements described in clauses (b) and (f) of Section 5 hereof, then the Executive shall receive a gross payment in an amount which, after payment therefrom of all applicable federal and state income and employment taxes, will equal the cost to the Company that would be attributable to the Executive’s participation in the plans and arrangements described in clauses (b) and (f) of Section 5 hereof during the entire Benefits Period; and (D) any stock options which were granted to the Executive prior to termination of this Agreement and have not been exercised or terminated as of the Closing Date shall become fully exercisable as of the Closing Date and shall remain exercisable for a period of three (3) months after the Closing Date, to the extent permissible under the terms of the Plans and the relevant stock option agreements.

                   (iv)    In the event any amount payable as compensation to the Executive under this Agreement when aggregated with any other amounts payable as compensation to the Executive other than pursuant to this Agreement would constitute a Parachute Payment (as hereinafter defined), the amount payable as compensation under Section 5(c)(i) of this Agreement shall be reduced (but not below zero) to the largest amount which is not a Parachute Payment (as hereinafter defined) when aggregated with any other amounts payable as compensation to the Executive other than pursuant to this Agreement. For purposes hereof, the term “Parachute Payment” shall have the meaning given to parachute payments set out in Internal Revenue Code of 1986 §280G(b)(2)(A) (relating to the quantification of parachute payments) as then in effect determined without regard to the provisions of Internal Revenue Code of 1986 §280G(b)(4) (relating to the exclusion of reasonable compensation from parachute payments) as then in effect. Notwithstanding the foregoing, if the Executive proves to the satisfaction of the Compensation Committee of the Board (if no such Compensation Committee then is in existence, then of any other committee of the Board of the Company then performing the functions of a compensation committee) with clear and convincing evidence that all or any portion of the amount of the reduction provided in the preceding sentence would not constitute a parachute payment within the meaning of such term as defined in Internal Revenue Code of 1986 §280G(b)(2)(A) as then in effect determined with regard to the provisions of Internal Revenue Code of 1986 §280G(b)(4) as then in effect and that the Company’s tax reporting position in regard to the payment is overwhelmingly likely to be sustained, then the reduction provided in the preceding sentence shall be adjusted to permit payment of so much of such reduction as the said Compensation Committee determines will result in the largest amount which would not constitute a Parachute Payment within the meaning of such term as defined in Internal Revenue Code of 1986 §280G(b)(2)(A) as then in effect determined with regard to the provisions of Internal Revenue Code of 1986 §280G(b)(4) as then in effect.

     5.     Ratification.

              All other provisions of the Employment Agreement shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by the parties hereto.

     6.     Counterparts.

              This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Third Amended and Restated Employment Agreement as of January 9, 2003.

ROCKLAND TRUST COMPANY

By: /s/ W. Paul Clark Its: Director

INDEPENDENT BANK CORP.

By: /s/ W. Paul Clark Its: Director

/s/ Douglas H. Philipsen DOUGLAS H. PHILIPSEN

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